The Industrial Hemp and Medical Marijuana Consulting Company, Inc.
PROFESSIONAL CONSULTING
SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEMENT (the "Agreement") is entered into the execution date signed below by and between THE INDUSTRIAL HEMP AND MEDICAL MARIJUANA CONSULTING COMPANY, INC., hereinafter referred to as “IHMMCC”, a Nevada Corporation, for itself and its heirs, executors, administrators, related entities and assigns, and LIBERATED ENERGY, INC. (LIBE), whose signature is executed below, hereinafter referred to as “Client”.

WHEREAS, Client is interested in obtaining professional consulting services in the Industrial Hemp/Medical Marijuana Industry; and WHEREAS, IHMMCC has agreed to provide the following and other related professional services for Client:  Consulting Services specific to the Industrial Hemp/Medical Marijuana Industry in the area of sales and marketing strategy, press releases, public company venues, and general industry specific business guidance.

NOW, THEREFORE, for and in consideration of the promises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and on the terms and conditions set forth herein, the parties have agreed and hereby do agree as follows:

Services
IHMMCC shall provide to Client the professional services listed above on a continuing basis during the term of the Agreement.

Engagement
The Client hereby engages IHMMCC to provide the professional services stated herein.

Excluded Services and Liabilities
IHMMCC has no obligation or authority under this Agreement, and shall not undertake, any activity which is prohibited by the federal government in regard to Industrial Hemp/Medical Marijuana regardless of the implementation of any State Medical Marijuana Program. Moreover, the parties acknowledge and agree that IHMMCC may not be held responsible for any damages, costs, or liabilities related to the any such services delivered by the Client related to Industrial Hemp/Medical Marijuana.

Professional Services
IHMMCC shall use its best efforts to ensure that all professional services provided by IHMMCC are provided in compliance at all times with all applicable state and federal laws, rules, and regulations.

Professional Fees
The Client and IHMMCC agree that the fees set forth in this Section are being paid to IHMMCC in consideration for its extensive business knowledge and experience in the Industrial Hemp/Medical Marijuana Industry and that such fees have been negotiated at arm's length and are fair, reasonable, and consistent with fair market value of the services furnished by IHMMCC.

IHMMCC is a wholly owned subsidiary of Hemp, Inc. (OTC: HEMP)
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Payment Terms
The Client shall pay to IHMMCC a Professional Consulting Fee of Seven Million, Two Hundred Thousand COMMON Restricted Shares of stock and One Hundred Dollars (Monthly) for each term of the Agreement, with said stock and cash being made payable to HEMP, INC. (EIN: 45-5043151) The initial payment of Seven Million, Two Hundred Thousand Common Restricted Shares of stock and One Hundred Dollars in cash is due upon the execution of this agreement. A yet to be determined quarterly payment shall be due and payable on the first day of the first month of each calendar quarter, and the monthly cash due is payable on the 1st of each calendar month.  Said payment shall represent payment for the cost of the professional consulting services for use by the Client. If payment is not remitted within thirty (30) business days of the date of such payment due date, all services provided by IHMMCC to Client will automatically terminate and Client will remain liable for the payment.

The Professional Consulting Services Fee may be adjusted from time to time which adjustment mutually approved by Client and IHMMCC.

Fee Agreement
The Client agrees to pay all IHMMCC related Fees.  IHMMCC may establish or change Professional Consulting Services Fees for Renewal Terms by emailing the Client via the email address provided by the Client, or by otherwise notifying the Client in writing in advance of the applicable Renewal Term. This Agreement is personal to the Client, and the Client may not assign the Client’s rights or obligations to any third party.

Term
The parties intend that the term of the arrangements under this Agreement shall be for three (3) years with one (1) year renewal options.
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Renewal
Professional services provided by IHMMCC are extended/renewed by the Client making a renewal payment.

Termination by IHMMCC with Cause
This Agreement may be terminated by IHMMCC upon a material breach of any provision of this Agreement by Client that is not cured within thirty (30) days after written or oral notice is given to Client specifying the nature of the alleged breach or upon any change in law or regulation that would inure to the detriment of IHMMCC.

Termination by IHMMCC without Cause
This Agreement may be terminated by IHMMCC without cause upon thirty (30) days written notice to Client.

Termination by Client with Cause
This Agreement may be terminated by Client upon a material breach of any provision of this Agreement by IHMMCC that is not cured within thirty (30) days after written notice is given to IHMMCC specifying the nature of the alleged breach or upon any change in law or regulation that would inure to the detriment of Client. In the event of termination of this agreement all fees owed IHMMCC by client remains due and payable as per the payment terms section of the agreement, for the entire term of the agreement

Termination by Client without Cause
This Agreement may be terminated by Client without cause upon thirty (30) days written notice to IHMMCC.  In the event said Agreement is terminated without cause there shall be no proration of the initial or quarterly fee due from Client. In the event of termination of this agreement all fees owed IHMMCC by client remains due and payable as per the payment terms section of the agreement, for the entire term of the agreement

Additional Remedies
In the event the default by either party involves the failure to make a payment as provided in this Agreement, the non-defaulting party shall, in addition to the recovery of the unpaid amount, be entitled to reasonable attorney's fees and costs of collection, and shall be further entitled to interest on such unpaid amounts from the date such amounts become due and payable..

IHMMCC is a wholly owned subsidiary of Hemp, Inc. (OTC: HEMP)
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Effect of Termination
In addition to any other provisions of this Agreement, if this Agreement is terminated pursuant to the above, then neither the Client nor their affiliates may use, rely upon, or represent to any person or entity, the affiliation with IHMMCC for any purpose.

No Warranty
The Client acknowledges that IHMMCC has not made and will not make any express or implied warranties or representations that the services provided by IHMMCC will result in any particular amount or level of revenues to the Client or income to any Client.

Notices
Except as otherwise expressly set forth herein, all notice required or permitted to be given hereunder shall be in writing and shall be deemed effective when personally delivered, sent via overnight delivery or, if mailed, three (3) days after the date deposited in the United States Mail, postage prepaid, registered, or certified, and return receipt requested or by email communication. Unless changed by written notice given by one party to the other as provided herein, such notices shall be given to IHMMCC at the following address:

The Industrial Hemp and Medical Marijuana Consulting Company, Inc.
8174 Las Vegas Boulevard South, #109-367
Las Vegas, Nevada  89123

Such notices shall be given to the Client at the address and/or email listed on file with IHMMCC.

Severability
In the event that any of the provisions of this Agreement are held to be invalid or unenforceable by any court of competent jurisdiction, the remaining provisions hereof shall not be affected thereby, and the provision found invalid or unenforceable shall be revised or interpreted to the extent permitted by law so as to uphold the validity and enforceability of this Agreement and the intent of the parties as expressed herein.

Governing Law
This Agreement shall be governed by, and interpreted, construed, and enforced in accordance with, the laws of the State of Nevada and venue shall be in Clark county Nevada.

Entire Agreement
This Agreement, along with all amendments and counterparts referred to herein, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements, either oral or written, between the parties with respect thereto. Any modification to this Agreement must be made in writing and signed by all of the parties.

Headings
The section headings used in this Agreement are included solely for convenience and shall not affect the interpretation of this Agreement.

Waiver
No term or condition of this Agreement shall be deemed to have been waived except by written instrument of the party charged with such waiver.

Construction of Words
The language herein shall be construed, in all cases, according to its plain meaning and not for or against either party.

IHMMCC is a wholly owned subsidiary of Hemp, Inc. (OTC: HEMP)
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Prevention of Performance by IHMMCC
IHMMCC shall not be liable for any loss or damage to the Client (including, without limitation, direct, indirect, incidental and consequential damages) due to any failure in its performance hereunder; (i) because of compliance with any order, request, or control of any governmental authority or person purporting to act therefore, whether or not said order, request or control ultimately proves to have been invalid; or (ii) when its performance is interrupted, frustrated or prevented, or rendered impossible or impractical because of wars, hostilities, public disorders, acts of terrorism, enemies, sabotage, strikes, lockouts, labor or employment difficulties, fires, or acts of God, or any cause beyond its control, whether or not similar to any of the foregoing. Without limitation of the foregoing, PEN shall not be required to challenge or resist any such order, request or control, or to proceed or attempt to proceed with performance if such performance shall involve additional expense or a departure from its normal practices, unless the parties shall expressly agree as to the further obligations (including, without limitation, an obligation to bear all or part of any such additional expense) to be borne by the Client as a result thereof.

Waiver of Breach
The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any subsequent breach of the same or any other term or condition hereof.

Remedies
The remedies provided to the parties by this Agreement are not exclusive or exhaustive, but cumulative and in addition to any other remedies the parties may have, at law or in equity.

Attorney's Fees
If legal action is commenced by either party to enforce or defend its rights under this Agreement, the prevailing party in such action shall be entitled to recover its costs and reasonable attorneys' fees in addition to any other relief granted. The term "prevailing party" shall mean the party in whose favor final judgment after appeal (if any) is rendered with respect to the claims asserted in the complaint, and the term "reasonable attorneys' fees" are those attorneys' fees actually incurred in obtaining a judgment in favor of the prevailing party.

Survival
The indemnities, representations and warranties set forth herein shall survive the expiration, termination, or rescission of this Agreement for a period of one (1) year.

Counterparts
This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Professional Consulting Services Agreement effective on this _________ day of __________, 201__.

THE INDUSTRIAL HEMP AND MEDICAL MARIJUANA CONSULTING COMPANY, INC., a wholly owned subsidiary of Hemp, Inc.

/s/Bruce Perlowin__________________________________________                                                                                                           Dated:                      _____3/24/14___________
By: Industrial Hemp and Medical Marijuana Consulting Company, Inc.

/s/Frank Pringle__________________________________________                                                                                                           Dated:                        _______3/24/2014_______
Client

Print Name:                      Frank Pringle___________________

Address:                             109 Bortons Rd_________________

City/State/Zip:                    Marlton, N.J. 08053_____________

Email Address:                   _____________________________

Phone:                                609-707-1519_________________

Fax:                                    ____________________________

IHMMCC is a wholly owned subsidiary of Hemp, Inc. (OTC: HEMP)
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